Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-231369, 333-231368, 333-228177, 333-218129, 333-218128, 333-214476, 333-206802, 333-181204, 333-133601-99, 333-107451-99, 033-62394-99, 333-107450-99, 333-80511-99, 033-46724-99, 333-25857-99, 333-179329, 333-133599-99, 333-17407-99, and 033-57675-99) and Form S-3 (No. 333-228167) of Noble Corporation plc of our report dated February 20, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 20, 2020